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                                                                     Exhibit 4.2


                            MRV COMMUNICATIONS, INC.

       2002 NONSTATUTORY STOCK OPTION PLAN FOR EMPLOYEES OF LUMINENT, INC.

                             STOCK OPTION AGREEMENT

        This AGREEMENT is made effective as of the ____ day of ___________, 2002 by and between MRV COMMUNICATIONS, INC. (the "Company") and __________ ("Optionee").

                                    RECITALS

        WHEREAS, the Board of Directors of the Company has established the 2002 Nonstatutory Stock Option Plan For Employees Of Luminent, Inc. (the "Plan") effective as of December 28, 2001 and

        WHEREAS, pursuant to the provisions of said Plan, the Board of Directors or Compensation Committee of the Company, by action duly taken on December 28, 2001, granted to the Optionee an option or options (the "Option(s)") to purchase shares of the Common Stock of the Company on the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Option(s). The Optionee may, at his/her option, purchase all or any part of an aggregate of _______ shares of Common Stock (the "Optioned Shares"), at the price of _______ per share (the "Option Price"), on the terms and conditions set forth herein.

        2. Exercise Dates and Exercise. The Option(s) shall be exercisable as to the specified number of Optioned Shares on and after the "First" dates, when such Option(s) shall respectively accrue and become vested, and on or before the "Last" dates (the "Option Expiration Date") set forth below:

                                    Number of Shares
                            -----------------------------
                             First                 Last
                            -------              --------
Number of Shares

        Optionee acknowledges that he (she) understands he (she) has no right whatsoever to exercise the Option(s) granted hereunder with respect to any Optioned Shares covered by any installment until such installment accrues and vests as provided above. Optionee further understands that the Option(s) granted hereunder shall expire and become unexercisable as provided in Section 3 below.

        This Option shall be deemed exercised as to the shares to be purchased when written notice of such exercise has been given to the Company at its principal business office by the Optionee with respect to the Common Stock to be purchased. Such notice shall be accompanied by full payment in cash or cash equivalents of the Option Price, or by such other form of payment authorized under the Plan.

        3. Early Exercise and/or Termination

                (a) Notwithstanding the foregoing provisions of Section 2, in the event the Company or the stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, Option shall become immediately exercisable with respect to the full number of shares subject to this Option during the period commencing as of the date of execution of such agreement and ending as of the earlier of:

                        (i) the Option Expiration Date; or




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                        (ii) the date on which the disposition of assets or
capital stock contemplated by the agreement is consummated. The exercise of any Option made exercisable solely by reason of this Subsection 3(a) shall be conditioned upon the consummation of the disposition of assets or stock under the above referenced agreement. Upon the consummation of any such disposition of assets or stock, any unexercised Options granted hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

                (b) Notwithstanding the provisions set forth in Subsection 3(a), in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

                        (i) any unexercised non-vested installments that had become exercisable solely by reason of the provisions of Subsection 3(a) shall again become non-vested and unexercisable as of said termination of such agreement, and

                        (ii) the exercise of any option that had become exercisable solely by reason of Subsection 3(a) shall be deemed ineffective and such installments shall again become non-vested and unexercisable as of said termination of such agreement.

                (c) Notwithstanding the provisions set forth in Subsection 3(a), the Board or Compensation Committee may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation"), arrange for Optionee to receive upon surrender of Optionee's Option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old Option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the surviving corporation shall not be more than the excess of the aggregate fair market value of all shares subject to the old Option immediately before consummation of such disposition of stock or assets over the aggregate Option Price of such shares of the Company, and the new option shall not give the Optionee additional benefits which such Optionee did not have under the old Option or deprive the Optionee of benefits which the Optionee had under the old Option. If such substitution of options is effectuated, the Optionee's rights under the old Option shall thereupon terminate.

                (d) In the event that the Employment Agreement, Consulting Agreement or employment between Luminent, Inc. and Optionee is terminated for any reason other than death or disability, any unexercised Accrued Installments of the Option granted hereunder to the terminated Optionee shall expire and become unexercisable as of the earlier of, (i) the Option Expiration Date; or
(ii) a date 30 days after such termination occurs, provided however, that the Board or Compensation Committee may, in the exercise of its discretion, extend said date up to and including a date two years following such termination.

                (e) In the event that the Optionee's employment, consulting or other arrangement with Luminent, Inc., the Company or an Affiliated Company is terminated due to the death or disability of the Optionee, any unexercised Accrued Installments of the Option granted hereunder to the Optionee shall expire and become unexercisable as of the earlier of, (i) the Option Expiration Date, or (ii) the first anniversary of the date of death of the Optionee (if applicable); or (iii) the first anniversary of the date of the termination of employment, consulting or other arrangement by reason of disability (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to his/her expiration by (and only by) the person or persons to whom the Optionee's Option right shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all of the terms and conditions of the Plan and this Stock Option Agreement.


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                (f) For purposes of this Section 3, an Optionee shall be deemed employed by the Luminent, Inc., the Company or an Affiliated Company, during any period of leave of absence from active employment as authorized by the Company (or Affiliated Company).

        4. Representations and Warranties; Registration of Shares Underlying Options. In the event the Optioned Shares have not been registered under the Securities Act of 1933 at the time of the exercise of any portion of this Option, as a condition to the exercise of any portion of this Option, the Company may require the Optionee to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment purposes and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Optionee hereby represents to the Company that each of the Options evidenced hereby and the shares purchasable upon exercise thereof are being acquired only for investment purposes and without any present intention to sell or distribute such securities.

        5. Options Not Transferable. The Option(s) may be exercised during the lifetime of the Optionee only by the Optionee. The Optionee's rights and interests under this Agreement and in and to the Option(s) may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred in any manner, either voluntarily or involuntarily by operation of law, except by will or the laws of descent and distribution (collectively referred to herein as a "Transfer"), and may be exercised during the lifetime of an Optionee only by such Optionee; provided, that by a resolution adopted hereafter, the Board or Compensation Committee may, on such terms and conditions as it may determine to be appropriate, permit the Options to be Transferred if, at the time of such Transfer, a registration statement under the Securities Act of 1933 of the shares issuable upon exercise of this Option is then permitted through the use of Form S-8 or similar successor Form.

        6. No Enlargement of Employee Rights. If Optionee is employed by the Luminent, the Company, or an Affiliated Company, nothing in this Agreement shall be construed to confer upon the Optionee any right to continued employment with the Luminent, the Company or an Affiliated Company or to restrict in any way the right of the Luminent, the Company or an Affiliated Company, to terminate his
(her) employment subject to the terms of any applicable agreement (including the Employment Agreement). Optionee acknowledges that in the absence of an express written employment agreement to the contrary, Optionee's employment with Luminent, the Company or an Affiliated Company, may be terminated by the applicable entity at any time, with or without cause.

        7. Withholding of Taxes. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any amounts payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

        8. Laws Applicable to Construction; Choice of Jurisdiction and Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws provisions of any jurisdiction.

        9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

        10. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

        11. Necessary Acts. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

        12. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


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        13. Invalid Provisions. In the event that any provision of this
Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable.provision was not contained herein.

        14. Adjustments upon Changes in Capitalization. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the number or kind of shares which may be issued upon exercise of the Options granted under this Agreement.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written above.

        The Company                          Optionee

        MRV COMMUNICATIONS, INC.


        _________________________________    ___________________________________
        By: _____________________________    Print Name
        Its: ____________________________    ___________________________________


        MRV COMMUNICATIONS, INC.             Address: __________________________
        20415 Nordhoff Street                ___________________________________
        Chatsworth, California 91311         ___________________________________



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